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Exhibit 23(d-12)

                FORM OF SUB-ADVISORY AGREEMENT

                PACIFIC CAPITAL SMALL CAP FUND

          THIS AGREEMENT is made as of June 14, 2006 among Pacific Capital Funds (the "Trust"), the Asset Management Group of Bank of Hawaii (the "Adviser"), and Wellington Management Company, LLP (the "Sub-Adviser").

          WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Adviser has been appointed investment adviser to the Trust's Pacific Capital Small Cap Fund (the "Fund");

          WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for a portion of the assets of the Fund and the Sub-Adviser is willing to do so; and

          WHEREAS, the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the sub-adviser to the portion of the Fund's investment portfolio designated from time to time by the Adviser by written notice to the Sub-Adviser (the "Account"), as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The Adviser hereby acknowledges receipt of a copy of Part II of the Sub-Adviser's Form ADV, as most recently filed with the Securities and Exchange Commission.

     2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees and the Adviser, the Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the Account, including investment research and management with respect to all securities and investments and cash equivalents in the Account. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

          Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will, with respect to the Account:

          (a) determine from time to time what securities and other investments will be purchased, retained or sold for the Account;

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          (b)  place orders pursuant to its investment determinations for the
               Account either directly with the issuer or with any broker or dealer;

          (c) not purchase shares of the Account for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

          (d)  manage the Account's overall cash position;

          (e) attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if reasonably requested to do so by the Trust and/or the Adviser;

          (f) maintain books and records customarily maintained by sub-advisers on behalf of their clients with respect to the securities transactions for the Account, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may reasonably request with respect to the Account, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings;

          (g) for so long as the Sub-Adviser provides subadvisory services to the Fund, if the Fund has a claim or potential claim in any bankruptcy proceeding, class action securities litigation, or other litigation or proceeding affecting securities held in the Account, provide the Fund or its custodian with reasonable assistance in support of the Fund's pursuit of such claim; provided, however, that notwithstanding anything else to the contrary in this Agreement, the Sub-Adviser shall not be required to file claims or take any related actions on behalf of the Fund in regards to class action settlements related to securities currently or previously held in the Account nor shall it be required to assist the Fund's custodian in the evaluation, pursuit or settlement of such claims, but will provide all information reasonably requested by the Adviser or the Fund regarding the securities involved;

          (h) furnish a copy of all amendments to Part II of its Form ADV to the Adviser at least annually;

          (i) make decisions with respect to the voting of securities in the Account; provided, however, that the Adviser may instruct the Sub-Adviser to discontinue such voting and the Adviser or its designee shall take on such responsibility; and

          (j) notify the Adviser of any changes in the membership of its partnership at least annually.


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     3. Covenants by the Sub-Adviser. The Sub-Adviser agrees with respect to the services provided to the Fund that it will:

          (a) conform with all the Investment Advisers Act of 1940, as amended and the provisions of the 1940 Act, as amended which relate to the subadvisory services it provides to the Fund;

          (b) forward a report reflecting trade activity to the Adviser on the first business day following the day of the trade; and

          (c) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     4. Services Not Exclusive. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies. The Trust and Adviser acknowledge and agree that: (i) the Sub-Adviser acts as adviser to other clients and may publish or give advice and take action with respect to any other client, which may differ from the timing or nature of any action taken by the Sub-Adviser with respect to the Account; (ii) the Sub-Adviser will not have any obligation to purchase or sell, or to recommend for purchase or sale, by the Account any securities that the Sub-Adviser, its partners, affiliates or employees may purchase or sell for any other client or themselves if, in their reasonable opinion, such transaction appears inadvisable for the Account; and (iii) transactions in a specific security may not be accomplished for all clients at the same time at the same price.

     5. Portfolio Transactions. Investment decisions for the Account shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Account and such investment companies and accounts may, however, invest in the same securities. When securities transactions of the Account and another investment company or account are aggregated, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Account and such other investment company or account. The Fund acknowledges that in some instances, this investment procedure may adversely affect the price paid or received by the Account or the size of the position obtained or sold by the Account. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Account with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

          The Sub-Adviser shall place orders for the purchase and sale of portfolio securities and shall solicit broker-dealers to execute transactions in accordance with the Fund's


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policies and restrictions regarding brokerage allocations. The Sub-Adviser shall place orders pursuant to its investment determination for the Account either directly with the issuer or with any broker or dealer selected by the Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

          Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Account and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Account which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Account. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the 1940 Act or the rules of the Securities and Exchange Commission thereunder; provided, however, that the Adviser must identify its affiliated persons to the Sub-Adviser (excluding affiliated persons of the Sub-Adviser), and the Sub-Adviser must identify its affiliated persons to the Fund.

     6. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. Expenses. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement other than the costs associated with the execution of securities, commodities or other investment transactions (including brokerage commissions and other transaction charges, if any) purchased for the Account.

     8. Compensation. For the services provided and the expenses assumed with respect to the Account pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee, computed daily and payable quarterly directly from the Fund, calculated at the annual rate of 0.70% on the first $150 million of the Account's average daily net assets and 0.65% on average daily net assets in excess of $150 million. In the event that this Agreement commences or terminates during any portion of a year, the fee due to the Sub-Adviser shall be prorated based upon the number of days the Agreement was in effect.


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     9. Standard of Care; Limitation of Liability. The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies and accounts, but shall not be liable for any action taken or omitted by it in the performance of services rendered hereunder in the absence of its bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     10. Reference to the Sub-Adviser. Neither the Adviser nor any of its affiliates or agents shall make reference to or use the name of the Sub-Adviser or any of its affiliates, or any of their clients, in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required for references in the Fund's registration statement, shareholder reports and regulatory filings concerning the identity of and services provided by the Sub-Adviser to the Fund; and provided further, that such approval with respect to substantially identical advertising and promotional materials shall be required only with respect to the first use of such materials.

     11. Duration and Termination. Unless sooner terminated, this Agreement shall continue for a period of two years from the date first set forth above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67 % of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons "(as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, with respect to the Fund, on 60 days' notice, by the Adviser, the Sub-Adviser or the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or
(b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940
Act).

     12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by the vote of (i) a majority of the outstanding voting securities of the Fund, if required by the 1940 Act or the rules of the Securities and Exchange Commission thereunder, and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

     13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

          To The Sub-Adviser at:

               Wellington Management Company, LLP
               75 State Street
               Boston, Massachusetts 02109


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               Attention: Mutual Fund Group

               With a copy to the Legal Services Group at the same address

          To the Adviser at:

               Asset Management Group of
               Bank of Hawaii
               111 South King Street
               Honolulu, Hawaii 96813
               Attention: Chief Investment Officer

               To the Trust at:

               Pacific Capital Funds
               c/o BISYS Fund Services
               3435 Stelzer Road
               Columbus, Ohio 43219-3035
               Attention: President

          14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts (without regard to conflict of law principles). If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16. Personal Liability. The names "Pacific Capital Funds" and "Trustees" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                            [Signature Page Follows]


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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        ASSET MANAGEMENT GROUP OF
                                        BANK OF HAWAII


                                        By: /s/ Jordan T. Ige
                                            ------------------------------------
                                        Name:   Jordan T. Ige
                                               ---------------------------------
                                        Title:  Senior Vice President
                                               ---------------------------------


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        By: /s/ Pamela Pippel
                                            ------------------------------------
                                        Name:   Pamela Pippel
                                               ---------------------------------
                                        Title:  Senior Vice President
                                               ---------------------------------


                                        PACIFIC CAPITAL FUNDS


                                        By: /s/ William P. Henry, Jr.
                                            ------------------------------------
                                        Name:   William P. Henry, Jr.
                                               ---------------------------------
                                        Title:  President
                                               ---------------------------------


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